                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1
SUBSIDIARIES OF UMPQUA HOLDINGS CORPORATION


                NAME OF SUBSIDIARY                      STATE OF                     OTHER NAMES UNDER WHICH
                                                     INCORPORATION                    BUSINESS IS CONDUCTED

Umpqua Bank                                             Oregon                      Umpqua Bank Mortgage
Strand, Atkinson, Williams & York, Inc.                 Oregon
Bancorp Financial Services, Inc.                        California
Umpqua Holdings Statutory Trust I                       Connecticut
Umpqua Statutory Trust II                               Delaware
Umpqua Statutory Trust III                              Delaware
Umpqua Statutory Trust IV                               Delaware
Umpqua Statutory Trust V                                Delaware
HB Capital Trust I                                      Delaware
Humboldt Bancorp Statutory Trust I                      Connecticut
Humboldt Bancorp Statutory Trust II                     Connecticut
Humboldt Bancorp Statutory Trust III                    Connecticut
CIB Capital Trust                                       Delaware

Umpqua Holdings Corporation directly owns 100% of the voting stock of each subsidiary listed above.